Exhibit 10.2

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 2 to Agreement and Plan of Merger (this “Amendment”), effective as of December 28, 2011, is entered into by and among Rentech, Inc., a Colorado corporation (“Parent”), Milton C. Farris in his capacity as Stockholder Representative (“Stockholder Representative”) under the Merger Agreement (as defined below) and the undersigned Stockholders (as defined in the Merger Agreement).

WHEREAS, Parent, Stockholder Representative, the undersigned Stockholders and the other parties thereto entered into an Agreement and Plan of Merger dated as of June 23, 2009, as amended by an Amendment No. 1 to Agreement and Plan of Merger dated as of December 7, 2010 (as so amended, the “Merger Agreement”), the terms of which are incorporated herein by reference and made a part hereof;

WHEREAS, Parent, Stockholder Representative and SunTrust Bank, a Georgia banking corporation (“Escrow Agent”) also entered into an Escrow Agreement dated as of June 30, 2009 (“Escrow Agreement”);

WHEREAS, the parties desire to further amend the Merger Agreement as set forth herein to (a) jointly instruct the Escrow Agent to release 3,409,092 Shares of Parent Common Stock currently subject to the terms of the Escrow Agreement, such Shares constituting all of the remaining Shares of Parent Common Stock remaining in the Escrow Account under the Escrow Agreement, on or prior to December 31, 2011; (b) provide for the final determination and payment of the Earn-Out Payment under the Merger Agreement; (c) implement the other amendments to the Merger Agreement provided below and (d) provide for certain other matters as provided below;

WHEREAS, under Section 14.7 of the Merger Agreement, the Merger Agreement can be amended by a written instrument making specific reference to the Merger Agreement signed by the party against whom enforcement of such amendment is sought; and

WHEREAS, under Section 3.1 of the Merger Agreement, (a) each Stockholder that has executed a Written Consent or Stockholder Transmittal Letter has constituted and appointed the Stockholder Representative as its attorney-in-fact and agent for taking any and all actions and making any and all decisions required to be taken by such Stockholder, in its capacity as and with respect to its status as a Stockholder, under the Merger Agreement; and (b) upon execution of this Amendment by the Stockholder Representative, the amendments to the Merger Agreement and other provisions provided below shall be binding upon and effective against the Stockholders (whether or not party to this Amendment).

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

2. Escrow Release. After the execution of this Amendment by both of the parties hereto, Parent and Stockholder Representative shall execute a joint written instruction letter, in a form previously delivered by Parent to the Stockholders Representative, directing the Escrow Agent to release, by no later than December 31, 2011, 3,409,092 Shares of Parent Common Stock from the Escrow Account to Escrow Participants on a pro rata basis in accordance with Section 1(d) of the Escrow Agreement. Such Shares constitute all of the remaining Shares of Parent Common Stock remaining in the Escrow Account under the Escrow Agreement.

3. Amendments to Article I.

(a) The following definition is hereby added to Section 1.1 of the Merger Agreement in appropriate alphabetical order:

““Earn-Out Payment” means 2,000,000 Shares of Parent Common Stock.”

(b) The definition of “Total Consideration” in Section 1.1 of the Merger Agreement is hereby amended and restated to read as follows:

““Total Consideration” means the sum of the Adjusted Initial Stock Consideration, the Cash Consideration and the Earn-Out Payment.”

(c) The following defined terms are hereby deleted from Section 1.1 of the Merger Agreement: “Feasibility Study,” “Future Innovations,” “Licensed SGC Technology,” “Rentech Project,” “Rialto License Agreement,” “SilvaGas Design” and “Vermont Project”.

(d) The following defined terms and the associated Section references are hereby deleted from the table of defined terms in Section 1.2 of the Merger Agreement: “Cap Amount,” “Company Change Objection,” “Company Change Objection Statement,” “Company Review Representative,” “Dispute Notice,” “Earn-Out Determination Date,” “Earn-Out Expiration Date,” “Earn-Out Payment,” “Excess Licensing Fees,” “Excess Licensing Fees Statement,” “Feasibility Completion Date,” “Final Performance Criteria,” “Incremental Startup Investment,” “Indemnity Payouts,” “Independent Engineer,” “Licensing Fees,” “Maximum Earn-Out Payment,” “Parent Proposed Change,” “Parent Proposed Change Statement,” “Performance Criteria,” “Performance Criteria Percentage,” “Permitted Objection,” “Proposed Final Performance Criteria,” “Proposed Final Performance Criteria Statement,” “Qualified License Agreement,” “Qualified Licensing Fees,” “SilvaGas Gasifier” and “Technical Review Committee”.

4. Amendment to Section 2.5(a)(i)(A)(3). Section 2.5(a)(i)(A)(3) of the Merger Agreement is hereby amended and restated to read as follows:

“(3) zero (0);”

5. Amendment to Section 2.13. Section 2.13 of the Merger Agreement is hereby amended and restated to read as follows:

“2.13 Earn-Out Payment. Subject to the approval by the NYSE Amex of the listing of the Shares of Parent Common Stock comprising the Earn-Out Payment on the NYSE Amex, Parent shall deliver to each Stockholder (other than Dissenting Stockholders) its Pro Rata Portion of the Earn-Out Payment by no later than March 31, 2012. Parent shall use its commercially reasonable efforts to obtain the approval of the NYSE Amex of such listing by no later than such date. In accordance with Section 8.8, the certificates representing the Shares of Parent Common Stock issued pursuant to this Section 2.13 shall bear the legend set forth in Section 8.8(b); provided, however, that, if no later than January 31, 2012, the Stockholder Representative delivers to Parent an opinion of Troutman Sanders LLP reasonably satisfactory in form and substance to Parent to the effect that one or more of such certificates are not required to bear a restrictive legend to comply with the provisions of the Securities Act, then such certificate or certificates shall not bear such legend.”

6. Amendment to Section 2.14. Section 2.14 of the Merger Agreement is hereby amended and restated to read as follows:

“2.14 [Intentionally Omitted].”

7. Amendment to Section 12.2(a)(iii). Section 12.2(a)(iii) of the Merger Agreement is hereby amended and restated to read as follows:

“(iii) [Intentionally Omitted];”

8. Amendment to Section 12.2(b)(iii). Section 12.2(b)(iii) of the Merger Agreement is hereby amended and restated to read as follows:

“(iii) [Intentionally Omitted];”

9. Amendments to Section 12.2(c). Section 12.2(c) of the Merger Agreement is hereby amended to delete each reference to “or Excess Licensing Fees, as applicable,” contained therein.

10. Amendment to Exhibit E. Exhibit E to the Merger Agreement is hereby amended and restated to read as follows:

Exhibit E

[Intentionally Omitted]

11. No Further Payments. Section 5 of this Amendment fully and finally determines the amount and timing of any further consideration to the Stockholders under Article II of the Merger Agreement. Except as provided in Section 5 of this Amendment, from and after the date of this Amendment, Parent shall have no further obligation to pay any further consideration pursuant to Article II of the Merger Agreement in respect of the shares of Company Capital Stock or otherwise.

12. Release by Stockholders.

(a) By execution of this Amendment by the Stockholder Representative and/or such Stockholder, each Stockholder, on behalf of itself and any of its Affiliates, successors, heirs, executors, administrators, assigns and agents (“Stockholder Releasing Parties”) hereby forever releases and discharges Parent and its predecessors, successors, Affiliates, assigns, agents, insurers, directors, officers, employees, attorneys and all persons acting by, through, under or in concert with them, or any of them (together, the “Parent Released Parties”) from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, obligations, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent (“Claims”) which such Stockholder Releasing Parties now have or may hereafter have against the Parent Released Parties, or any of them, known or unknown, (i) arising from or relating to the payment of any consideration pursuant to Article II of the Merger Agreement (other than Parent’s obligations under Section 2 and Section 5 of this Amendment), (ii) arising from or relating to any actual or alleged breach by Parent or any Affiliate of Parent on or prior to the date of this Amendment in respect of the Merger Agreement, the Escrow Agreement or any other agreement entered into in connection therewith or (iii) otherwise arising from or relating to the Merger Agreement, the Escrow Agreement, the negotiation or execution thereof or the transactions contemplated thereby (other than Parent’s obligations under Section 2 or Section 5 of this Amendment) (the Claims referenced in foregoing clauses (i), (ii) and (iii), collectively, the “Released Claims”). Each Stockholder shall not sue, or otherwise file any claim against, a Parent Released Party based on any Released Claim.

(b) The release provided for in this Section 12 extends to claims which the Stockholder Releasing Parties do not know or suspect to exist in their favor, which if known by the Stockholder Releasing Parties would have materially affected the decision to enter into this Amendment. The Stockholder Releasing Parties hereby acknowledge that they are familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING A RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Being aware of the provisions of this Section 1542, the Stockholder Releasing Parties hereby expressly waive and relinquish any rights or benefits which they have or may have under Section 1542 of the Civil Code of the State of California, or any other statute or legal principle with similar effects.

(c) The Stockholder Releasing Parties acknowledge that, after the execution of this Amendment, they may discover claims in addition to or different from those which they now have or believe to exist with respect to the subject matter of this Amendment, but that it is the intention of the parties to fully settle and release all of the Released Claims whether known or unknown, which now exist, may exist, or may have existed against each other. In furtherance of this intention, the Stockholders hereby agree that this Amendment shall be and will remain in effect as a full and complete release of the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact.

(d) Neither the execution of this Amendment by the parties hereto, nor the consideration provided for herein, nor anything else contained herein, shall be taken, or construed at any time or place as an admission on the part of any Parent Released Party. The parties hereto recognize that the Parent Released Parties expressly continue to deny the validity of any of any claims or amounts against them.

(e) The Stockholders hereby represent that none of the Released Claims have been assigned to any Person, and that all of the Released Claims are owned by them and by no other persons.

(f) The parties hereto warrant that they have not relied upon any statement or representation by the other parties or any of their agents, or attorneys, in executing this Amendment or in making this settlement provided for herein, except as expressly provided for herein.

(g) The parties hereto represent that they have received legal advice with respect to the provisions of this Amendment.

13. Stockholder Representations and Warranties. Each Stockholder executing this Amendment represents and warrants that: (a) such Stockholder is an “accredited investor” within the meaning of Regulation D under the Securities Act; (b) the Shares of Parent Common Stock acquired by such Stockholder pursuant to this Amendment are being acquired for such Stockholder’s own account and not with a view toward distributing or reselling such securities in any transaction that would be in violation of the Securities Act, any other federal securities law or the securities laws of any state; (c) such Stockholder has such knowledge and experience in financial and business matters that it is capable of utilizing the information made available to it to evaluate the merits and risks of an investment in Parent and to make an informed investment decision with respect thereto; (d) such Stockholder is able, without impairing its financial condition, to hold the Shares of Parent Common Stock for an indefinite period of time and to suffer a complete loss of its investment; (e) such Stockholder recognizes that an investment in Parent involves significant risks, and it acknowledges and agrees that it has taken full cognizance of, and understands, the risks related to the purchase of such Shares of Parent Common Stock; and (f) such Stockholder has been given the opportunity to ask questions and receive satisfactory answers concerning the Shares of Parent Common Stock.

14. Parent Representations and Warranties. Notwithstanding Section 12.8(b) of the Merger Agreement, Parent represents and warrants that, to Parent’s Knowledge, as of the date of this Amendment, Parent Indemnified Parties do not have any claim for indemnification under Section 12.2 or Section 12.10 of the Merger Agreement. “Parent’s Knowledge” means to the actual knowledge of D. Hunt Ramsbottom, Dan J. Cohrs or Colin M. Morris.

15. No Further Amendment. Except as expressly amended hereby, the Merger Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Merger Agreement or any of the documents referred to therein.

16. Effect of Amendment. This Amendment shall form a part of the Merger Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

17. Miscellaneous. The provisions of Article XIV of the Merger Agreement are hereby incorporated herein by reference and shall govern this Amendment in all respects.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed as of the date first above written.

RENTECH, INC.

/s/ Colin Morris
By: Colin Morris
Its: Senior Vice President and General Counsel

STOCKHOLDER REPRESENTATIVE

/s/ Milton C. Farris
Milton C. Farris

STOCKHOLDERS

/s/ Milton C. Farris
Milton C. Farris

/s/ John A. Williams
John A. Williams

/s/ Leonard A. Silverstein
Leonard A. Silverstein

/s/ Charles A. Hawkins
Troutman Sanders LLP

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]